Exhibit 99.6

NOTICE OF GUARANTEED DELIVERY

FOR

RIGHTS CERTIFICATES

ISSUED BY

V.I. TECHNOLOGIES, INC.

This form, or one substantially equivalent hereto (the “Notice of Guaranteed Delivery”), must be used to exercise transferable subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) described in the prospectus dated             , 2003 (the “Prospectus”) of V.I. Technologies, Inc., a Delaware corporation (the “Company”), if a holder of Rights cannot deliver the rights certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern Standard Time, on             , 2003, unless such time is extended by the Company as described in the Prospectus (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See the discussion set forth under “The Rights Offering” in the Prospectus.

Payment of the subscription price (the “Subscription Price”) of $1.02 per share for each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subscribed for upon exercise of the applicable Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Rights Certificate(s) evidencing such Right(s) is (are) being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

The Subscription Agent is:

American Stock Transfer & Trust Company

By Courier, by Registered Mail or by Hand:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

Attention: Stockholder Services

Telephone Number (800) 937-5449

Facsimile Transmission (718) 236-2641

The address and telephone numbers for inquiries, information or requests for additional documentation are as follows:

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, MA 02472

Attention: Thomas T. Higgins

Telephone Number (617) 926-1551

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing              Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 P.M., Eastern Standard Time, on              2003, unless such time is extended by the Company as described in the Prospectus (as it may be extended, the “Expiration Time”). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the basic subscription privilege (the “Basic Subscription Privilege”) to subscribe for one share of Common Stock per whole Right with respect to              of the Rights represented by such Rights Certificate(s) and (ii) the oversubscription privilege (the “Oversubscription Privilege”) relating to such Rights to subscribe, to the extent that shares of Common Stock (“Excess Shares”) are not subscribed for pursuant to exercises under the Basic Subscription Privilege, up to an aggregate of              Excess Shares, subject to availability and proration. The undersigned understands that payment of the Subscription Price of $1.02 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $            , either (check appropriate box):

☐  is being delivered to the Subscription Agent herewith

or

☐  has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

☐  Wire transfer funds

Name of transferor institution  ______________________________________________

Date of transfer  _________________________________________________________

Confirmation number (if available)  __________________________________________

☐  Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

☐  Certified check

☐  Bank draft (cashier’s check)

☐  Money order

Name of maker   _______________________________________________________

Date of check, draft or money order   ________________________________

Bank on which check is drawn or issuer of money order   ______________________

Check, draft or money order number   ______________________

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) _________________________________	____________________________________

Address(es): _________________________________	____________________________________

_________________________________	____________________________________

_________________________________	____________________________________

Name(s) ____________________________________	____________________________________

Area Code and Telephone No.(s):	____________________________________

____________________________________

Rights Certificate No.(s) (if available)	____________________________________

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another “Eligible Guarantor Institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days from the date of receipt by the Subscription Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

____________________________________________	Dated: ____________________________________

____________________________________________

____________________________________________	___________________________________________

(Address)	(Name of Firm)

____________________________________________	___________________________________________

(Area Code and Telephone Number)	(Authorized Signature)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

DO NOT SEND RIGHTS CERTIFICATES WITH THIS FORM.